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                                                                     EXHIBIT 4.4

                           AMBAC ASSURANCE CORPORATION

                         NOTE GUARANTY INSURANCE POLICY

                           Policy No. AB0656BE

Insured Party:             The Indenture Trustee (as defined herein) for the
                           benefit of the Holders (as defined herein) of the Triad Automobile Receivables Trust 2003-A
                           Asset-Backed Class A Notes, issued pursuant to the Indenture.

Insured Obligations:       To the extent set forth herein, the aggregate
                           interest on and the aggregate outstanding principal balance of all Class A Notes owned by Holders, such principal amount not to exceed in the aggregate
                           $911,000,000.

Policy Claim Amounts:      (i) With respect to each Distribution Date, the
                           excess, if any, without duplication, of (a) the Scheduled Payment minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection Period, (x) Additional Funds
                           Available, if any, for such Distribution Date, (y) all other funds on deposit in the Collection Account, the Lockbox Account, the Spread Account and any other
                           Trust Accounts available for payment of Scheduled
                           Payments on the Class A Notes on such Distribution
                           Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Distribution Date, in each case to the extent available in accordance with the priorities set forth in the Indenture and the Sale and Servicing
                           Agreement, and (ii) with respect to any Preference
                           Payment Date, Preference Amounts; provided, however, that the aggregate amount of all such Preference
                           Amounts shall be subject to the limitations in such definition; provided, further, that in no event shall the aggregate amount payable by the Insurer under this Policy exceed the Maximum Insured Amount.

         For consideration received, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation ("Ambac" or the "Insurer"), in consideration of the payment of the insurance premium payable with respect hereto, hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice in accordance with the terms of this Note Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, the "Policy") and (ii) the terms of the Policy, the payment to, or at the direction of, the Indenture Trustee, for the benefit of the Holders of the Insured Obligations, that portion of the Policy Claim Amounts which are Due for Payment but are unpaid by reason of Nonpayment.

         1.       Definitions.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Insurance Agreement or, if not defined therein, in the Sale and Servicing Agreement, or, if not

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defined therein, in the Indenture, without giving effect to any subsequent amendment or modification thereto unless such amendment or modification has been approved in writing by Ambac. For purposes of the Policy, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Auto Loan Purchase and Sale Agreement" shall mean any agreement between a Third Party Lender and the Servicer relating to the acquisition of Receivables from a Third Party Lender by the Servicer.

         "Bankruptcy Code" shall mean Title 11 of the United States Code.

         "Basic Documents" shall mean the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Insurance Agreement, the Indenture, and all other documents and certificates delivered in connection therewith.

         "Business Day" shall mean a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, California, or New York are authorized or obligated to be closed.

         "Certificate of Trust" shall mean the certificate of trust of the Issuer substantially in the form attached as an Exhibit to the Trust Agreement.

         "Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class A-1 Notes" shall mean the Class A-1 1.25% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

         "Class A-2-A Notes" shall mean the Class A-2-A 1.59% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

         "Class A-2-B Notes" shall mean the Class A-2-B LIBOR + 0.09% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

         "Class A-3 Notes" shall mean the Class A-3 LIBOR + 0.19% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

         "Class A-4 Notes" shall mean the Class A-4 LIBOR + 0.36% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

         "Collateral" shall mean (a) the Receivables; (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (c) with respect to the Receivables, the right to cause the related Dealer or Third-Party Lender to repurchase such Receivables as a result of a breach of representation or warranty in the related Dealer Agreement or the related Auto Loan Purchase and Sale Agreement, respectively; (d) all

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rights under any Service Contracts on the related Financed Vehicles; (e) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (f) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, and in all investments and proceeds thereof and all rights of the Issuer therein (including all income thereon); (g) the Issuer's rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of the Servicer under the Purchase Agreement; (h) all items contained in the Receivable Files and any and all other documents that the Servicer keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;
(i) the Issuer's rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement (including all rights of the Depositor under the Purchase Agreement); and (j) all present and future claims, demands, causes and choses of action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         "Collection Account" shall mean the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

         "Collection Period" shall mean, (i) with respect to the First Distribution Date, the period beginning on the close of business on February 28, 2003 and ending on the close of business on March 31, 2003, and (ii) with respect to each subsequent Distribution Date, the period beginning on the opening of business on the first day of the immediately preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" will give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

         "Dealer" shall mean a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to the Servicer under a Dealer Agreement or pursuant to a Dealer Assignment.

         "Dealer Agreement" shall mean any agreement between a Dealer and the Servicer relating to the acquisition of Receivables from the Dealer by the Servicer.

         "Dealer Assignment" shall mean, with respect to a Receivable, the executed assignment executed by the Dealer conveying such Receivable to the Servicer.

         "Depositor" shall mean Triad Financial Special Purpose LLC, a Delaware limited liability company.

         "Distribution Date" shall mean, with respect to each Collection Period, the 12th day of the following Collection Period, or, if such day is not a Business Day, the immediately following Business Day, commencing April 14, 2003.

         "Due for Payment" shall mean, with respect to any Policy Claim Amounts, such amount as is due and payable pursuant to the terms of the Indenture.

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         "Final Scheduled Distribution Date" shall mean, with respect to (i) the
Class A-1 Notes, the April 2004 Distribution Date, (ii) the Class A-2-A Notes, the May 2006 Distribution Date, (iii) the Class A-2-B Notes, the May 2006 Distribution Date, (iv) the Class A-3 Notes, the July 2007 Distribution Date and
(v) the Class A-4 Notes, the September 2009 Distribution Date.

         "Financed Vehicle" shall mean an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "First Distribution Date" shall mean April 14, 2003.

         "Holder" shall mean any registered owner of a Class A Note (other than a Triad Party).

         "Indenture" shall mean that certain Indenture, dated as of March 1, 2003, by and between the Issuer and the Indenture Trustee.

         "Indenture Trustee" shall mean JPMorgan Chase Bank, not in its individual capacity but as trustee under the Indenture, and its successors and assigns in such capacity.

         "Insurance Agreement" shall mean that certain Insurance and Indemnity Agreement, dated as of March 26, 2003, among the Insurer, the Issuer, Triad, as Seller and Servicer, the Depositor and the Indenture Trustee, in regard to the Class A Notes, as such agreement may be amended, modified or supplemented from time to time.

         "Insured Payments" shall mean, (i) with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Indenture Trustee in respect of Policy Claim Amounts for such Distribution Date and (ii) the aggregate amount of any Preference Amounts paid by the Insurer on any given Business Day.

         "Insurer" shall mean Ambac, or any successor thereto, as issuer of this Policy.

         "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the First Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

         "Interest Rate" shall mean, with respect to (i) the Class A-1 Notes, 1.25% per annum, (ii) the Class A-2-A Notes, 1.59% per annum, (iii) the Class A-2-B Notes, LIBOR plus 0.09% per annum, (iv) the Class A-3 Notes, LIBOR plus 0.19% per annum and (v) the Class A-4 Notes, LIBOR plus 0.36% per annum (in the case of the Class A-1 Notes, the A-2-B Notes, the A-3 Notes and the A-4 Notes, computed on the basis of a 360-day year and the actual number of days in the related Interest Period and, in the case of the Class A-2-A Notes, computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Issuer" shall mean Triad Automobile Receivables Trust 2003-A, a Delaware statutory trust.

         "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

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         "Lockbox Account" shall mean an account maintained by the Lockbox Bank pursuant to Section 4.2(d) of the Sale and Servicing Agreement.

         "Lockbox Bank" shall mean, initially, Mellon Bank, N.A. and its successors in interest, and thereafter a depositary institution named by the Servicer and approved by the Insurer (so long as no Insurer Default has occurred and is continuing) which provides a lockbox as part of its normal and customary services at which the Lockbox Account is established and maintained as of such date; provided, however, that upon the occurrence of a Servicer Termination Event, the Controlling Party may, in its sole discretion, cause the Lockbox Account to be established at another bank.

         "Maximum Insured Amount" shall mean $911,000,000 in respect of principal, plus interest thereon calculated at the applicable Interest Rate for the Class A Notes.

         "Nonpayment" shall mean, with respect to any Distribution Date, Policy Claim Amounts which are Due for Payment but have not been paid pursuant to the Indenture.

         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A or Exhibit B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment which shall be due and owing.

         "Obligor" shall mean, on a Receivable, the purchaser or co-purchaser(s) of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "Order" shall have the meaning given such term in Section 8 hereto.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Preference Amount" shall mean any interest on or principal of the Class A Notes which has become Due for Payment, the Nonpayment of which would have been covered by the Policy, and which was made to a Holder by or on behalf of the Issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Holder pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest shall be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the Interest Rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and shall not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; provided, further, that in no event shall Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

         "Preference Payment Date" shall have the meaning given such term in
Section 8 hereto.

         "Purchase Agreement" shall mean the Purchase Agreement between the Depositor and Triad, dated as of March 1, 2003, as such Purchase Agreement may be amended from time to time.

         "Receivables" shall mean any of the motor vehicle retail installment sale contracts, installment loan contracts or notes and security agreements listed in Schedule A to the Sale and Servicing Agreement.

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         "Receivable Files" shall mean the documents relating to the Receivables specified in Section 3.3 of the Sale and Servicing Agreement.

         "Reimbursement Amount" shall mean, as of any Distribution Date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such Distribution Date pursuant to Section 3.3 of the Insurance Agreement, Section 5.6 of the Indenture and Section 5.7 of the Sale and Servicing Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee, or any other Person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the Insurance Agreement, Section 5.6 of the Indenture and Sections 5.7(b)(xi) and (xiv) of the Sale and Servicing Agreement, as certified to the Indenture Trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate.

         "Sale and Servicing Agreement" shall mean that certain Sale and Servicing Agreement, dated as of March 1, 2003, by and among the Issuer, the Depositor, Triad, as Servicer and Custodian, and the Indenture Trustee.

         "Scheduled Payments" shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the Class A Noteholders' Monthly Interest Distributable Amount and the Class A Noteholders' Parity Deficit Amount for the related Distribution Date and, without duplication, (b) if the related Distribution Date is the Final Scheduled Distribution Date for any class of Class A Notes, the outstanding principal amount of such Class on such date after application of all funds available to pay principal amounts on such Class of Class A Notes from all sources other than the Policy; provided that Scheduled Payments shall not include (x) any portion of a Class A Noteholders' Monthly Interest Distributable Amount or of a Class A Noteholders' Interest Carryover Amount due to Holders because the Notice in proper form was not timely received by Ambac, or (y) any portion of a Class A Noteholders' Interest Distributable Amount due to Holders representing interest on any Class A Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Class A Noteholders' Interest Carryover Amount pursuant to the Policy.

         "Seller" shall mean Triad Financial Corporation, a California corporation, and its successors and assigns.

         "Service Contract" shall mean, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of the Financed Vehicle.

         "Servicer" shall mean Triad Financial Corporation, a California corporation, and its successors and assigns.

         "Spread Account" shall mean the account designated as such, established and maintained pursuant to Section 5.5 of the Sale and Servicing Agreement.

         "Third Party Lender" shall mean an entity that originated a loan to a consumer or was the original assignee of a motor vehicle retail installment sale contract from a dealer for the purchase of a motor vehicle and sold the loan or motor vehicle retail installment sale contract to the Servicer pursuant to an Auto Loan Purchase and Sale Agreement.

         "Triad" shall mean Triad Financial Corporation, a California corporation, and its successors and assigns.

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         "Triad Party" shall mean any of the Issuer, the Depositor, the Servicer and any of their respective Affiliates.

         "Trust Accounts" shall have the meaning assigned thereto in Section 5.1 of the Sale and Servicing Agreement.

         "Trust Agreement" shall mean the Trust Agreement dated as of February 5, 2003 among Triad, as Administrator, the Depositor and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, as amended and restated as of March 26, 2003, as the same may be amended or supplemented from time to time.

         2.       Payments under the Policy.

         (a) Upon the presentation by the Indenture Trustee to Ambac at Ambac's principal office in respect of the applicable Distribution Date of a duly executed Notice, Ambac will make or cause to be made to the Indenture Trustee, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Policy Claim Amount.

         (b) Amounts payable in respect of any Policy Claim Amounts due hereunder, unless otherwise stated herein, will be distributed by Ambac to, or at the direction of, the Indenture Trustee, by wire transfer of immediately available funds. Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under this Policy.

         (c) Ambac's payment obligations hereunder with respect to particular Policy Claim Amounts shall be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by Ambac to, or at the direction of, the Indenture Trustee in accordance with the Indenture Trustee's requests, whether or not such funds are properly applied by the Indenture Trustee. Payments of Policy Claim Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that Ambac has specified an earlier date for payment at its sole option. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligations, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to pay any Policy Claim Amounts or Scheduled Payments due to Holders.

         (d) Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate amount paid by Ambac hereunder exceed the Maximum Insured Amount hereunder.

         3.       Presentation of Notice of Non-Payment and Demand.

         (a) Notwithstanding any other provision of this Policy but subject to Section 8 hereof with respect to Preference Amounts, the Insurer will pay any Policy Claim Amounts payable hereunder other than with respect to Preference Amounts to, or at the direction of, the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the related Policy Claim Amount is due for payment under the Indenture or (ii) the third Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice in the form attached as Exhibit A,

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                  appropriately completed and executed by the Indenture Trustee;
                  provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

         (b) If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received by the Insurer for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in (a) above.

         4. Waiver. Ambac hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any Person, party or security prior to demanding payment under this Policy. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled.

         5. Subrogation. Upon any payment hereunder, in furtherance and not in limitation of Ambac's equitable right of subrogation and Ambac's rights under the Insurance Agreement, Ambac will, to the extent of such payment by Ambac hereunder, be subrogated to the rights of any Holder to receive any and all amounts due in respect of the Insured Obligations as to which such Insured Payment was made, to the extent of any payment by Ambac under this Policy and Ambac will be a co-beneficiary of the Indenture Trustee's lien under the Indenture.

         6. Communications. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to Ambac with respect to this Policy shall specifically refer to the number of this Policy and shall be made to Ambac at:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, New York 10004
                  Attention:  Asset-Backed Securities Department Head
                              General Counsel - URGENT
                  Phone:      (212) 208-3283
                  Fax:        (212) 556-3556

or to such other address, officer, telephone number or facsimile number as Ambac may designate to the Indenture Trustee from time to time.

         7. Nature of the Obligations. Except as expressly provided herein, the obligations of Ambac under this Policy are irrevocable, absolute and unconditional.

         8. Termination. This Policy and the obligations of Ambac hereunder shall terminate upon the earlier of:

         (a) the date on which all of the Policy Claim Amounts have been paid in full by Ambac to, or at the direction of, the Indenture Trustee; or

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         (b)      the close of business on the third (3rd) Business Day after the earlier of (a) the Final Scheduled Distribution Date that occurs last for a class of Class A Notes and (b) the date on which all principal and interest on the Class A Notes has been paid in full;

provided, however, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of the final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such Holder (the "Order"), (ii) an opinion of counsel satisfactory to the Insurer stating that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Indenture Trustee and such Holder in any legal proceeding related to such Preference Amount, and (v) a Notice (in the form attached as Exhibit B) appropriately completed and executed by the Indenture Trustee (the "Preference Payment Date"); provided, further, that (I) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day, (II) the Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than the Class A Noteholders' Parity Deficit Amount) prior to the Final Scheduled Distribution Date for the relevant class of Class A Notes and (III) any Preference Amount that constitutes interest shall be limited to the amount of interest on the Outstanding Amount of the Class A Notes (calculated at the Interest Rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and shall not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         Notwithstanding the foregoing, in no event shall Ambac be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time Ambac would have been required to make an Insured Payment pursuant to Section 3 of this Policy.

         9. There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer. This Policy does not cover (i) premiums, if any, payable in respect of the Class A Notes, (ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than Nonpayment, including the failure of the Indenture Trustee to apply, disburse, transfer or direct Policy payments or Available Funds or other amounts in accordance with the Indenture to Holders or to any other party.

FORM NO.: 2B-00-22-63 (8/02)

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         10.      Miscellaneous.

         (a) This Policy sets forth the full understanding of Ambac and, except as expressly provided herein, or as otherwise agreed in writing hereafter by Ambac and the Indenture Trustee, may not be canceled or revoked.

         (b) This Policy is issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law.

         (c) THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         (d) Any notice hereunder or service of process on Ambac may be made at the address listed above for Ambac or such other address as Ambac shall specify in writing to the Indenture Trustee.

         (e) The premium of this Policy is not refundable for any reason. The premium will be payable on this Policy on each Distribution Date as provided in the Insurance Agreement, beginning with the First Distribution Date.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

FORM NO.: 2B-00-22-63 (8/02)

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         IN WITNESS WHEREOF, Ambac has caused this Note Guaranty Insurance
Policy to be executed and attested this 26th day of March, 2003.

                                               AMBAC ASSURANCE CORPORATION

                                               By: /s/ Michael Babick
                                                   ---------------------------
                                                   Name:  Michael Babick
                                                   Title: First Vice President

Attest:

/s/ Melissa Verse
-------------------------------
Name:  Melissa Verse
Title: Assistant Vice President

FORM NO.: 2B-00-22-63 (8/02)

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                                    EXHIBIT A

                      TO THE NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0656BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS
                         (OTHER THAN PREFERENCE AMOUNT)

                                 Date: _________

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention: Asset-Backed Securities Department Head
           General Counsel - URGENT

         Reference is made to Note Guaranty Insurance Policy No. AB0656BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

         The undersigned hereby certifies as follows:

         1. It is the Indenture Trustee under the Indenture, and is acting for the Holders.

         2.       The relevant Distribution Date is [date].

         3. There is an amount of $_____________ with respect to such Distribution Date, which amount is a Policy Claim Amount which is Due for Payment.

         4. The Indenture Trustee has not heretofore made a demand for the Policy Claim Amount in respect of such Distribution Date.

         5. The Indenture Trustee hereby requests the payment of the Policy Claim Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:____________.(1)

         6. The Indenture Trustee hereby agrees that, following receipt by the Indenture Trustee of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the

----------------------------------

(1)      The account number of the Indenture Trustee.

                                      A-1

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                  same directly to the distribution of payments in respect of the Class A Notes when due, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

         7. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                                                 By:____________________________

                                                 Title:_________________________
                                                             (Officer)

                                    EXHIBIT B

                      TO THE NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0656BE

                         NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF PREFERENCE AMOUNT

                                 Date: _________

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention: Asset-Backed Securities Department Head
           General Counsel - URGENT

         Reference is made to Note Guaranty Insurance Policy No. AB0656BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

         The undersigned hereby certifies as follows:

         1. It is the Indenture Trustee under the Indenture, and is acting for the Holders.

         2. [A payment previously made in respect of the Class A Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order.]

         3. The Holder of the applicable Class A Notes has certified that the Order has been entered and is not subject to stay.

         4. The amount of the Preference Amount is $___________, and consists of interest in the amount of $___________ paid on ___________, _______, [and principal in the amount of $___________ paid on ___________, ________.]

         5. Neither the Indenture Trustee nor the Holder has heretofore made a demand for such Preference Amount.

         6. The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_______.(2)

-----------------------------------

(2) The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

                                      B-1

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         7.       The Indenture Trustee hereby agrees that if such Insured
                  Payment is made to the Indenture Trustee, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

         8. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                                                    By:_________________________

                                                    Title:______________________
                                                                (Officer)

                                      B-2